Exhibit 99.1

BOYD GAMING REPORTS SECOND QUARTER RESULTS

- E.P.S. More Than Double for Fourth Straight Quarter -

- Fourth Consecutive Quarter for Across-the-Board EBITDA Gains -

LAS VEGAS, NV - JULY 26, 2005 - Boyd Gaming Corporation (NYSE:BYD) today reported its financial results for the second quarter 2005. The Company reported adjusted earnings(1) of $.56 per share, an increase of 107% over the $.27 per share reported in the second quarter last year. This result represents the fourth quarter in a row in which adjusted earnings per share were more than double the comparable quarter in the prior year. The adjustment to earnings per share for this year’s second quarter was preopening expenses, and the adjustments for last year’s second quarter were certain acquisition costs and a gain on the sale of land. This quarter’s results include the operations of the four properties of Coast Casinos, which the Company acquired on July 1, 2004, and a full quarter’s results from Sam’s Town Shreveport, which the Company acquired on May 19, 2004. Per share amounts are reported on a diluted basis.

Second Quarter Results

The Company reported EBITDA of $159 million for the second quarter, an increase of 87% over the $85 million reported for the second quarter last year. On a same-store basis (properties operated by the Company fully in both quarters), EBITDA for the quarter was 14.1% above the second quarter 2004. All six of the Company’s operating units reported year-over-year increases in quarterly revenue and EBITDA. In fact, the second quarter was the fourth quarter in a row that every operating unit reported a quarter-over-quarter EBITDA gain. The widespread nature of the EBITDA gains in this year’s second quarter versus the prior year is evidenced by the following statistics:

•	Boulder Strip EBITDA increased 32%

•	Coast Casinos EBITDA, as compared to its second quarter results when it operated as an independent company, increased 32%

•	Stardust EBITDA increased 23%

•	Downtown Properties EBITDA increased 63%

•	Central Region EBITDA increased 7.8% (a 5.8% increase on a same-store basis)

•	The Company’s share of Borgata’s operating income (before amortization expenses) increased 13.5%

Revenues for the second quarter were $554 million, an increase of 62% over the $342 million reported for the second quarter last year, principally due to the addition of Coast Casinos’ revenues in the current quarter. On a same-store basis, revenues were up 4.7% for the quarter versus the comparable quarter in the prior year. Net income for the second quarter was $48.6 million, or $.54 per share, versus $15.5 million, or $.23 per share, reported for the second quarter 2004. In this year’s second quarter, the Company’s weighted average diluted shares were 22.1 million greater than last year’s average for the comparable quarter, due principally to shares issued in the Coast Casinos merger.

Bill Boyd, Chairman and Chief Executive Officer of Boyd Gaming, commented, “Once again I can report how very pleased I am with our Company’s performance. Doubling earnings per share four quarters in a row is quite an accomplishment. Our Las Vegas locals business, represented by our Boulder Strip and Coast Casino units, again delivered excellent results with second quarter combined revenues and EBITDA growing 10.4% and 32%, respectively, when compared to the prior year’s second quarter. And we’re building to our strength with South Coast, a major addition to our Las Vegas locals franchise expected to open sometime after the start of 2006. Our Downtown Las Vegas properties also had a great quarter, producing record results despite continuing high fuel costs in our Hawaiian air charter operations. Delta Downs reported excellent results in its first full quarter after the opening of its new hotel, event center, lounge and food court. And Borgata had another strong quarter, with revenues at the property up 11.8% and EBITDA up 8.5% in the quarter versus the second quarter 2004.”

In footnote (1), you will find a discussion of how and why the Company uses adjusted earnings, adjusted earnings per share, EBITDA (non-GAAP measures of earnings as defined in footnote (1)) and EBITDA margin, performance measurements widely used in the gaming industry. As used in this release, EBITDA for a particular operating segment (adjusted EBITDA) is before corporate expense. Further in this release you will also find tables that reconcile certain non-GAAP measurements to GAAP financial information.

Six-month Results

Revenues for the first six months of 2005 were $1.121 billion, an increase of 67% over the $672 million reported in the first six months of 2004. The increase was primarily attributable to the addition of Coast Casinos and Sam’s Town Shreveport in 2004; on a same-store basis, revenues in the first six months increased 3.9% over the first six months of 2004. EBITDA for the first six months was $330 million versus $166 million reported in the same period last year, an increase of 99%. On a same-store basis, six-month EBITDA rose 15.6% versus the comparable six months in 2004, with all units reporting strong gains when comparing both six-month periods. Adjusted earnings for the first six months were $1.19 per share versus $.55 per share for the comparable period in 2004, an increase of 116%. Net income for the first six months of 2005 was $88.7 million, or $.98 per share, versus $29.0 million, or $.43 per share, in the first six months of 2004. In addition to the earnings adjustments described in the first paragraph of this report, net income for the first six months of 2005 includes, and adjusted earnings for that period exclude, a cumulative effect of a change in accounting principle. Net income for the first six months of 2004 includes, and adjusted earnings for that period exclude, an Indiana State income tax assessment.

Borgata

The Company also reported second quarter results for Borgata Hotel Casino and Spa, the Company’s joint venture property in Atlantic City. As an unconsolidated joint venture, Borgata’s results appear in only two lines of the Company’s consolidated statements of operations; therefore, more detailed financial information is presented in tables later in this release.

For the second quarter, Borgata reported gaming revenue of $170 million, an increase of 13.1% over the second quarter 2004, and non-gaming revenue of $61.0 million, an increase of 7.8% over the second quarter last year. Net revenues for the quarter were $184 million, a gain of 11.8% over last year’s second quarter. Borgata reported EBITDA for the second quarter of $56.7 million, an 8.5% increase over the $52.3 million reported in last year’s second quarter. Borgata’s EBITDA margin for the quarter was 30.8% versus 31.7% reported in the prior period. Hotel occupancy for the quarter was 96% and the average daily room rate was $132, both well ahead of the same measures reported for last year’s second quarter.

Borgata’s casino win for the second quarter was the highest in the Atlantic City market, $11.2 million more than the much larger Bally’s, which had the second highest casino win. Borgata’s market-leading table game win for the quarter was up 14.1% over the same quarter last year, and the property’s slot win for the quarter gained 9.8%. In win per unit, Borgata’s tables won $4,737 per day for the quarter and its slots won $334 per day for the quarter, both leading the market by wide measures.

Bob Boughner, Chief Executive Officer of Borgata, said, “It is gratifying that after two years of operations, Borgata continues to both lead and grow the Atlantic City market, while producing strong and growing earnings for our Company. We are very proud to report that the property produced EBITDA of $237 million in its second four quarters of operation ended June 30, 2005 versus EBITDA of $157 million in its first four quarters, an increase of 51%.

“Borgata’s commitment to continuing growth is evidenced by our two expansions. The $200 million public space expansion is on budget and on schedule for a second quarter 2006 opening. We are looking forward to providing more of the excellent casino, dining and entertainment experiences that have been Borgata’s hallmark. Around the start of 2006, we expect to begin construction of a new $325 million hotel and spa at Borgata. Current plans call for 800 hotel rooms, including 50 suites, a new spa and three swimming pools to complement our popular existing spa and pool complex. Completion is expected in the fourth quarter 2007. We believe Borgata will continue to be the leading gaming entertainment resort in the mid-Atlantic region for years to come.”

Wholly-owned Properties

The Company reports results from its wholly-owned properties in five segments. For a listing of the specific properties in each unit, see the introduction to the tables appearing after the text of this release.

-Boulder Strip

The Las Vegas locals-oriented Boulder Strip properties, principally Sam’s Town, continued to benefit from a strong Las Vegas economy and reported its second-best EBITDA and EBITDA margin ever, surpassed only by the seasonally stronger previous quarter. For this year’s second quarter, revenues were up 8.4%,

EBITDA was up 32% and EBITDA margin was up 5.6 percentage points, all as compared to the second quarter 2004. Notably, virtually all of the second quarter revenue gains versus the prior year were brought to the EBITDA line.

-Coast Casinos

As the merger with Coast Casinos was completed on July 1, 2004, there are no results for Coast for the second quarter 2004 in the Company’s financial statements. Therefore, all comparisons presented here are with Coast’s pre-merger results of operations when they were an independent company, which results are reconciled in a table later in this release. Coast’s revenues for the second quarter were $180 million, an increase of 10.9% over the second quarter last year. EBITDA for the second quarter was $61.2 million, a 32% increase over the prior period. EBITDA margin for the second quarter was 34.0%, up from 28.5% for the second quarter 2004, as 84% of incremental revenue flowed through to the EBITDA line. These results continue to demonstrate the strength of the Las Vegas economy. An additional factor contributing to the unit’s strong performance was the 461 new hotel rooms at The Orleans that came on line in the fourth quarter 2004.

-Stardust

The Stardust reported a 0.9% revenue gain in the second quarter versus the second quarter last year. Negatively affecting total revenue was lower showroom revenue due to a change in entertainment policy, an action that enhanced profitability. EBITDA for the quarter was $5.7 million, a 23% gain over the second quarter 2004. The second quarter marked the sixth straight quarter of EBITDA increases versus the comparable quarter in the prior year.

-Downtown Properties

Revenues for the Downtown Properties increased 13.9% for the second quarter as compared to last year’s second quarter. EBITDA for the second quarter was $14.3 million, a 63% increase over the prior year’s quarter and a record EBITDA for the Downtown unit. All three casino hotels, while increasing revenues, reduced expenses in the second quarter versus the prior year to produce large increases in EBITDA margins. Including the travel agency, which experienced a $1.5 million increase in fuel costs in its air charter operations in the quarter versus the prior year’s second quarter, the unit’s EBITDA margin grew 6.4 percentage points in the second quarter versus the second quarter 2004.

-Central Region

The six Central Region properties reported a 9.9% increase in revenues and a 7.8% increase in EBITDA for the second quarter versus the comparable quarter in 2004. This quarter’s results include a full quarter of Sam’s Town Shreveport, which the Company acquired in mid-May 2004. On a same-store basis, second quarter revenues increased 1.6% and EBITDA rose 5.8% over the second quarter 2004. The significant contributor to the EBITDA increase was Delta Downs, where EBITDA rose 45% in the second quarter versus the prior year due to a 24% increase in slot revenue following the opening of the new hotel and other amenities in March 2005. The only other significant variance in comparable quarter-over quarter results was at Sam’s Town Tunica where EBITDA declined $2.2 million in the second quarter due to a decline in revenues.

Financial Statistics

The Company provided the following additional information for the second quarter ended June 30, 2005:

•	June 30 debt balance: $2.360 billion

•	June 30 cash: $149 million

•	Dividends paid in the quarter: $11.0 million

•	Maintenance capital expenditures during the quarter: $26 million

•	Expansion capital expenditures for projects during the quarter:

Blue Chip -	$26 million
South Coast -	$87 million

•	Number of shares outstanding on June 30: 88.6 million

•	Capitalized interest during the quarter: $5.0 million

•	The Company received its second distribution from Borgata during the quarter: $6.6 million, representing 35% of the Company’s half of Borgata’s pre-tax income for the first quarter 2005

•	June 30 debt balance for Borgata: $366 million

(1)	Adjusted Earnings are earnings before preopening expenses, gain on sales of undeveloped land, acquisition and transition related expenses, charges associated with an Indiana state tax assessment and a cumulative effect of a change in accounting principle. Adjusted Earnings (and Adjusted EPS) are presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance in the gaming industry and as this measure is considered by many to be a better measure on which to base expectations of future results than net income computed in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of net income, based upon GAAP, to Adjusted Earnings and the presentation of Adjusted EPS are each included in the financial schedules accompanying this release. EBITDA is earnings before interest, taxes, depreciation, amortization, preopening expenses, deferred rent, merger, acquisition and transition related expenses, the gain on sales of undeveloped land, our share of Borgata’s non-operating expenses, and a cumulative effect of a change in accounting principle. EBITDA and EBITDA margin are presented solely as supplemental disclosures because the Company believes that they are widely used measures of operating performance in the gaming industry and EBITDA is a principal basis for valuation of gaming companies. Specifically, EBITDA is presented before preopening expenses as it represents a measure of performance of the Company’s existing operational activities. The Company uses property EBITDA (EBITDA before corporate expense) as the primary measure of the operating performance of each of its properties, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with GAAP. The Company has significant uses of cash flows, including capital expenditures, interest payments, income taxes and debt principal repayments which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. EBITDA from Coast Casinos for the three months ended June 30, 2004 is reconciled in a table later in this release.

The following tables report June quarterly results. Boulder Strip includes Sam’s Town Las Vegas, Eldorado and Jokers Wild. Downtown Properties includes the California Hotel and Casino, the Fremont Hotel and Casino, Main Street Station, and Vacations Hawaii, the Company’s Honolulu travel agency. Coast Casinos includes Barbary Coast, Gold Coast, The Orleans, Suncoast, an offsite sports book, and South Coast which is currently under construction and for which preopening expenses are included in the reconciliation from operating income to Adjusted EBITDA. Central Region includes Sam’s Town Tunica, Par-A-Dice, Treasure Chest, Blue Chip, Delta Downs, and Sam’s Town Shreveport.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except footnotes)	2005	2004	2005	2004
Net Revenues
Boulder Strip	$48,000	$44,290	$98,093	$91,453
Coast Casinos	180,335	—	368,241	—
Stardust	38,501	38,174	79,233	76,928
Downtown Properties (a)	67,162	58,967	130,227	118,603
Central Region	220,252	200,464	445,346	384,949

Net revenues	$554,250	$341,895	$1,121,140	$671,933

Adjusted EBITDA
Boulder Strip	$14,913	$11,281	$30,812	$25,379
Coast Casinos	61,231	—	129,401	—
Stardust	5,651	4,600	12,766	10,087
Downtown Properties	14,328	8,798	25,738	18,853
Central Region	53,079	49,245	108,958	93,417

Wholly-owned property adjusted EBITDA	149,202	73,924	307,675	147,736
Corporate expense	(11,497)	(7,563)	(21,290)	(13,831)

Wholly-owned adjusted EBITDA	137,705	66,361	286,385	133,905
Our share of Borgata’s operating income before amortization expenses (e)	21,476	18,918	43,229	32,062

Total adjusted EBITDA	159,181	85,279	329,614	165,967

Other operating costs and expenses
Deferred rent	1,308	—	2,612	—
Depreciation and amortization	44,454	26,585	88,181	51,559
Preopening expenses	2,601	—	4,535	—
Acquisition and transition related expenses	—	5,909	—	5,909

Total other operating costs and expenses	48,363	32,494	95,328	57,468

Operating income	110,818	52,785	234,286	108,499

Other non-operating costs and expenses
Interest expense, net (b)	32,723	21,840	64,788	39,635
Gain on sales of undeveloped land	—	(1,420)	(390)	(1,420)
Our share of Borgata’s non-operating expense, net	3,268	6,690	6,055	13,150

Total other non-operating costs and expenses	35,991	27,110	70,453	51,365

Income before provision for income taxes and cumulative effect of a change in accounting principle	74,827	25,675	163,833	57,134
Provision for income taxes (c)	26,189	10,142	58,676	28,136

Income before cumulative effect of a change in accounting principle	48,638	15,533	105,157	28,998
Cumulative effect of a change in accounting for intangible assets, net of taxes (d)	—	—	(16,439)	—

Net income	$48,638	$15,533	$88,718	$28,998

(a)	Includes revenues related to Vacations Hawaii, the Company’s Honolulu travel agency, of $14.8 million and $11.2 million for the three months ended June 30, 2005 and 2004, respectively, and $27.6 million and $22.4 million for the six months ended June 30, 2005 and 2004, respectively.

(b)	Net of interest income and amounts capitalized.
(c)	Results for the six months ended June 30, 2004 include $5.7 million of tax expense, net of federal tax benefit, related to the Indiana Department of Revenue’s assessment for state income taxes.
(d)	The Company adopted Emerging Issues Task Force Topic No. D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill, or EITF D-108, during the quarter ended March 31, 2005. EITF D-108 requires companies that have applied the residual method to the valuation of intangible assets for purposes of impairment testing to now use the direct method. As a result of the adoption, the Company recorded a charge of $25.4 million ($16.4 million, net of tax), or $0.19 per share, to reduce the balance of its intangible license rights at Delta Downs. This charge has been reflected as a cumulative effect of a change in accounting principle, net of tax, in the consolidated statement of operations for the six months ended June 30, 2005.
(e)	The following table reconciles the presentation of our share of Borgata’s operating results in our consolidated statements of operations to the presentation of our share of Borgata’s results in the above table (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating income from Borgata	$21,151	$18,590	$42,580	$31,402
Add back net amortization expense related to our investment in Borgata	325	328	649	660

Our share of Borgata’s operating income before amortization expenses	$21,476	$18,918	$43,229	$32,062

BOYD GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2005	2004	2005	2004
Revenues
Gaming	$452,805	$292,811	$918,751	$575,530
Food and beverage	81,558	44,643	164,667	88,352
Room	45,835	22,187	91,593	42,808
Other	37,565	19,806	73,898	39,065

Gross revenues	617,763	379,447	1,248,909	745,755
Less promotional allowances	63,513	37,552	127,769	73,822

Net revenues	554,250	341,895	1,121,140	671,933

Costs and expenses
Gaming	204,435	145,078	412,215	285,187
Food and beverage	51,243	25,777	101,766	50,307
Room	13,833	6,446	26,904	12,340
Other	33,191	20,379	65,166	40,124
Selling, general and administrative	80,113	55,334	163,850	108,017
Maintenance and utilities	23,541	14,957	46,176	28,222
Depreciation and amortization	44,129	26,257	87,532	50,899
Corporate expense	11,497	7,563	21,290	13,831
Preopening expenses	2,601	—	4,535	—
Acquisition and transition related expenses	—	5,909	—	5,909

Total	464,583	307,700	929,434	594,836

Operating income from Borgata	21,151	18,590	42,580	31,402

Operating income	110,818	52,785	234,286	108,499

Other income (expense)
Interest income	40	47	81	94
Interest expense, net of amounts capitalized	(32,763)	(21,887)	(64,869)	(39,729)
Gain on sales of undeveloped land	—	1,420	390	1,420
Other expense from Borgata, net	(3,268)	(6,690)	(6,055)	(13,150)

Total	(35,991)	(27,110)	(70,453)	(51,365)

Income before provision for income taxes and cumulative effect of a change in accounting principle	74,827	25,675	163,833	57,134
Provision for income taxes	26,189	10,142	58,676	28,136

Income before cumulative effect of a change in accounting principle	48,638	15,533	105,157	28,998
Cumulative effect of a change in accounting for intangible assets, net of taxes of $8,984	—	—	(16,439)	—

Net income	$48,638	$15,533	$88,718	$28,998

Basic Net Income Per Common Share
Income before cumulative effect of a change in accounting principle	$0.55	$0.23	$1.19	$0.44
Cumulative effect of a change in accounting for intangible assets, net of taxes	—	—	(0.18)	—

Net income	$0.55	$0.23	$1.01	$0.44

Average Basic Shares Outstanding	88,366	66,743	88,039	66,004

Diluted Net Income Per Common Share
Income before cumulative effect of a change in accounting principle	$0.54	$0.23	$1.17	$0.43
Cumulative effect of a change in accounting for intangible assets, net of taxes	—	—	(0.19)	—

Net income	$0.54	$0.23	$0.98	$0.43

Average Diluted Shares Outstanding	90,518	68,456	90,232	67,559

The following table reconciles net income based upon generally accepted accounting principles to adjusted net income and adjusted net income per share.

(In thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$48,638	$15,533	$88,718	$28,998
Adjustments:
Gain on sales of undeveloped land	—	(1,420)	(390)	(1,420)
Preopening expenses	2,601	—	4,535	—
Acquisition and transition related expenses	—	5,909	—	5,909
Indiana state income tax assessment	—	—	—	5,725
Income tax effect for above adjustments	(910)	(1,773)	(1,485)	(1,760)
Cumulative effect of a change in accounting principle, net	—	—	16,439	—

Adjusted net income	$50,329	$18,249	$107,817	$37,452

Adjusted net income per diluted share	$0.56	$0.27	$1.19	$0.55

Weighted average diluted shares outstanding	90,518	68,456	90,232	67,559

The following tables reconcile operating income to adjusted EBITDA.

(In thousands)	Three Months Ended June 30, 2005
	Operating Income (Loss)	Depreciation and Amortization	Preopening Expenses	Deferred Rent	Adjusted EBITDA
Boulder Strip	$9,793	$5,120	$—	$—	$14,913
Coast Casinos	44,426	14,674	869	1,262	61,231
Stardust	2,268	3,383	—	—	5,651
Downtown Properties	10,698	3,611	19	—	14,328
Central Region	36,450	16,147	436	46	53,079
Corporate	(13,968)	1,194	1,277	—	(11,497)

Totals for wholly-owned properties	89,667	44,129	2,601	1,308	137,705
Our share of Borgata results	21,151	325	—	—	21,476

Consolidated	$110,818	$44,454	$2,601	$1,308	$159,181

	Three Months Ended June 30, 2004
	Operating Income (Loss)	Depreciation and Amortization	Acquisition and Transition Related Expenses	Adjusted EBITDA
Boulder Strip	$6,482	$4,799	$—	$11,281
Stardust	913	3,687	—	4,600
Downtown Properties	5,085	3,713	—	8,798
Central Region	30,282	13,054	5,909	49,245
Corporate	(8,567)	1,004	—	(7,563)

Totals for wholly-owned properties	34,195	26,257	5,909	66,361
Our share of Borgata results	18,590	328	—	18,918

Consolidated	$52,785	$26,585	$5,909	$85,279

	Six Months Ended June 30, 2005
	Operating Income (Loss)	Depreciation and Amortization	Preopening Expenses	Deferred Rent	Adjusted EBITDA
Boulder Strip	$20,571	$10,241	$—	$—	$30,812
Coast Casinos	96,358	29,229	1,290	2,524	129,401
Stardust	5,725	7,041	—	—	12,766
Downtown Properties	18,360	7,359	19	—	25,738
Central Region	76,595	31,343	932	88	108,958
Corporate	(25,903)	2,319	2,294	—	(21,290)

Totals for wholly-owned properties	191,706	87,532	4,535	2,612	286,385
Our share of Borgata results	42,580	649	—	—	43,229

Consolidated	$234,286	$88,181	$4,535	$2,612	$329,614

	Six Months Ended June 30, 2004
	Operating Income (Loss)	Depreciation and Amortization	Acquisition and Transition Related Expenses	Adjusted EBITDA
Boulder Strip	$15,901	$9,478	$—	$25,379
Stardust	2,718	7,369	—	10,087
Downtown Properties	11,424	7,429	—	18,853
Central Region	62,910	24,598	5,909	93,417
Corporate	(15,856)	2,025	—	(13,831)

Totals for wholly-owned properties	77,097	50,899	5,909	133,905
Our share of Borgata results	31,402	660	—	32,062

Consolidated	$108,499	$51,559	$5,909	$165,967

The following table reports Borgata financial results.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2005	2004	2005	2004
Gaming revenue	$169,596	$149,965	$331,650	$290,169
Non-gaming revenue	60,958	56,562	114,469	106,991

Gross revenues	230,554	206,527	446,119	397,160
Less promotional allowances	46,168	41,586	89,599	86,330

Net revenues	184,386	164,941	356,520	310,830
Expenses	127,649	112,644	242,903	218,428
Depreciation and amortization	13,787	14,254	27,160	28,071
Loss on asset disposals	—	207	—	207

Operating income	42,950	37,836	86,457	64,124

Interest and other expenses, net	(6,732)	(8,913)	(12,714)	(19,369)
Benefit / (provision) for income taxes	195	(4,467)	604	(6,932)

Subtotal	(6,537)	(13,380)	(12,110)	(26,301)

Net income	$36,413	$24,456	$74,347	$37,823

The following table reconciles our share of Borgata’s results to the reported amounts.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Our share of Borgata’s operating income	$21,476	$18,918	$43,229	$32,062
Net amortization expense related to our investment in Borgata	(325)	(328)	(649)	(660)

Operating income from Borgata, as reported	$21,151	$18,590	$42,580	$31,402

Other expense from Borgata, as reported	$(3,268)	$(6,690)	$(6,055)	$(13,150)

The following table reconciles operating income to adjusted EBITDA for Borgata.

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating income	$42,950	$37,836	$86,457	$64,124
Depreciation and amortization	13,787	14,254	27,160	28,071
Loss on asset disposals	—	207	—	207

Adjusted EBITDA	$56,737	$52,297	$113,617	$92,402

The following tables compile and reconcile certain quarterly information for Borgata.

	Quarter Ended				Four Quarters Ended June 30, 2004
(In thousands)	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004
Operating income	$10,779	$18,586	$26,288	$37,836	$93,489
Depreciation and amortization	12,797	15,172	13,817	14,254	56,040
Preopening expenses	6,936	—	—	—	6,936
Loss on asset disposals	—	152	—	207	359

Adjusted EBITDA	$30,512	$33,910	$40,105	$52,297	$156,824

	Quarter Ended				Four Quarters Ended June 30, 2005
	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005
Operating income	$48,721	$45,727	$43,507	$42,950	$180,905
Depreciation and amortization	14,359	14,381	13,373	13,787	55,900
Gain on asset disposals	(18)	(5)	—	—	(23)

Adjusted EBITDA	$63,062	$60,103	$56,880	$56,737	$236,782

The following table reports results for the three month period ended June 30, 2004 for Coast Casinos, Inc. On July 1, 2004, Boyd Gaming completed its merger with Coast Casinos, which is now a wholly-owned subsidiary of Boyd Gaming and whose post-merger results are reported as part of Boyd Gaming’s consolidated group.

($ in thousands)	Three Months Ended June 30, 2004
Property adjusted EBITDA	$46,378
Corporate expense	2,314

Adjusted EBITDA	44,064

Other operating costs and expenses
Depreciation and amortization	12,574
Preopening expenses	654
Deferred rent	764
Gain on sale of asset	(1,653)
Merger related expenses	14,642

Total other operating costs and expenses	26,981

Operating income	17,083

Other non-operating costs and expenses - Interest expense, net	9,041

Income before provision for income taxes	8,042
Provision for income taxes	2,961

Net income	$5,081

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s strategy, expenses, revenue, earnings, cash flow and the growth and strength of certain gaming markets (including the Las Vegas and Atlantic City markets). Forward-looking statements also include statements regarding South Coast, and how it will build to the Company’s strength, continuing high fuel costs in the Company’s Hawaiian air charter operations, that Borgata continues to both lead and grow the Atlantic City market, while producing strong and growing earnings, and that Borgata will continue to be the leader in gaming entertainment resorts in the mid-Atlantic region for years to come. In addition, forward-looking statements include statements regarding the timing for the expected opening of South Coast, the Borgata expansion projects, including the anticipated timing (both commencement of construction and completion), cost and amenities for such projects, the expectation that Borgata will continue to provide excellent casino, dining and entertainment experiences and that Borgata’s table game win will continue to lead the market. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances that its ability to achieve increased margins and market share premiums, grow revenues, or meet other identified expectations for the Company or Borgata will be achieved or that Borgata’s current estimated rankings in the Atlantic City market will continue in future periods. In addition, the Company can provide no assurances that South Coast will be opened on time, at final costs that approximate the Company’s current estimates, or at all, or that the Borgata expansion projects will be commenced or completed within the estimated time frames and budget, or at all. Among the factors that could cause actual results to differ materially are the following: competition, increased costs (including marketing costs) and uncertainties relating to new developments and expansion (including enhancements to improve property performance), changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Investment Considerations” and in other sections of the Company’s Form 10-K for the fiscal year ended December 31, 2004 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed with, or furnished to, the Commission from time to time. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Boyd Gaming will host a webcast at 4:30 p.m. Eastern on Tuesday, July 26, 2005 to review the second quarter results. The Webcast will be available on the Company’s website at www.boydgaming.com and at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=1090185 .

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 18 gaming entertainment properties, plus one under development, located in Nevada, New Jersey, Mississippi, Illinois, Indiana and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .